Exhibit 99.1

June 11, 2014

CBS CORPORATION LAUNCHES THE SPLIT-OFF OF CBS OUTDOOR

CBS Corporation (NYSE: CBS.A and CBS) today announced plans to fully divest its 81% ownership in CBS Outdoor Americas Inc. (NYSE: CBSO) through an exchange offer that is expected to be tax-free for participating shareholders in the U.S.

The exchange offer is anticipated to be the final step in the separation of CBS Outdoor following its initial public offering (“IPO”) in April. Upon the split-off, CBS Outdoor intends to convert into a real estate investment trust (“REIT”).

“We are very pleased to be taking this step toward completing our strategic transaction,” said Leslie Moonves, President and Chief Executive Officer, CBS Corporation. “We fully believe that CBS Outdoor will continue to be successful as a stand-alone company. And for our part, CBS Corporation can focus on what we do best, which is invest, produce and distribute premium content across all platforms and all around the world.”

“CBS has been a great owner for many years, but as a wholly independent company, we believe we can take CBS Outdoor to new heights,” said Jeremy Male, Chief Executive Officer, CBS Outdoor. “Our expected REIT conversion is an opportunity to create additional long-term value for our shareholders. We’re very excited about our future.”

Details of the Exchange Offer

CBS shareholders will have the opportunity to exchange all, some or none of their shares of CBS Class B common stock for shares of CBS Outdoor common stock at a 7% discount, subject to an upper limit of 2.1917 shares of CBS Outdoor common stock for every share of CBS Class B common stock. If the upper limit is not in effect, tendering shareholders would receive approximately $107.53 of CBS Outdoor common stock for each $100.00 of CBS Class B common stock accepted in the exchange offer.

The final exchange ratio used to determine the number of shares of CBS Outdoor common stock that tendering shareholders will receive for each share of CBS Class B common stock accepted in the exchange offer, subject to the upper limit, will be based upon the simple arithmetic average of the daily volume-weighted average prices of CBS Class B common stock and CBS Outdoor common stock on the NYSE during a three-day period currently expected to be July 7, 8, and 9, 2014. The final exchange ratio will be announced by press release no later than 4:30 ET on July 9, 2014, unless the exchange offer is extended or terminated. The final exchange ratio, as well as a daily indicative exchange ratio beginning at the end of the third day of the exchange offer period, will also be available at www.cbscorpexchange.com.

Shareholders of CBS Class A common stock may participate in the exchange offer either by converting their Class A shares to Class B shares in advance of the expiration of the exchange offer or by conditionally converting their Class A shares to Class B shares and following the procedures for tendering such shares set forth in the exchange offer prospectus.

The completion of the exchange offer is subject to certain conditions, including the distribution of at least 58.2 million shares of CBS Outdoor common stock, or 60% of CBS’s holdings, in exchange for shares of CBS Class B common stock tendered in the exchange offer; the receipt of opinions of counsel with respect to certain requirements for tax-free treatment of the exchange offer to CBS and its participating U.S. shareholders; and the continued effectiveness and validity of a private-letter ruling received from the U.S. Internal Revenue Service regarding the exchange offer, among other things.

CBS owns 97 million shares of CBS Outdoor common stock, which represents approximately 81% of the outstanding common stock of CBS Outdoor. The largest possible number of shares of CBS Class B common stock that will be accepted in the exchange offer will be equal to 97 million divided by the final exchange ratio. The exchange offer is subject to proration if it is oversubscribed, therefore the number of shares of CBS Class B common stock that CBS accepts in the exchange offer may be less than the number of shares tendered. If the exchange offer is undersubscribed, CBS would distribute less than 97 million shares of CBS Outdoor common stock. In that case, CBS would use additional exchange offers or a special dividend to all CBS shareholders to complete the disposition of its CBS Outdoor shares.

The exchange offer is voluntary for CBS Class B shareholders. No action is necessary for CBS shareholders who choose not to participate, and their existing CBS shares will not be affected.

Goldman, Sachs & Co. and Morgan Stanley will serve as the dealer managers for the exchange offer, and J.P. Morgan will serve as a financial advisor.

Additional Information

The terms and conditions of the exchange offer will be more fully described in the Registration Statement on Form S-4 being filed by CBS Outdoor with the SEC and a Schedule TO being filed by CBS with the SEC. The prospectus, which is included in the Registration Statement, contains important information about CBS, CBS Outdoor, the separation and related matters. CBS will mail the prospectus to its shareholders. Investors and security holders are urged to read carefully and in its entirety the prospectus and any other relevant documents filed with the SEC by CBS and CBS Outdoor when they become available and before making any investment decision.

None of CBS, CBS Outdoor or their respective directors or officers or any dealer manager appointed with respect to the exchange offer makes any recommendation as to whether any CBS shareholder should participate in the exchange offer. This announcement is for informational purposes only and is neither an offer to sell nor an offer to buy any securities, nor is it a recommendation as to whether a shareholder should participate in the exchange offer. The offer is made solely by means of the prospectus.

CBS shareholders will be able to obtain a free copy of the prospectus and other related documents filed with the SEC by CBS and CBS Outdoor at the SEC’s web site at www.sec.gov, and those documents may also be obtained for free, as applicable, from CBS at www.cbscorporation.com or CBS Outdoor at www.cbsoutdoor.com.

CBS has retained Georgeson Inc. as the information agent for the exchange offer. To obtain copies of the exchange offer prospectus and related documents, or for questions about the terms of the exchange offer or how to participate, please contact the information agent at (888) 624-7035 (toll-free in the United States), (781) 575-3340 (outside the United States) and (800) 223-2064 (toll-free for banks and brokers).

Disclosure Notice

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, without limitation: the ability to obtain the requisite regulatory approvals and satisfy the conditions of the exchange offer; CBS Outdoor Americas Inc.’s failure to qualify, or remain qualified, to be taxed as a REIT; changes in legislation, tax rules or market conditions; other domestic and global economic, business, competitive and/or other regulatory factors affecting CBS Corporation’s businesses generally, including CBS Outdoor Americas Inc.; and other factors described in CBS Corporation’s news releases and filings with the SEC including, but not limited to, its most recent Forms 10-K, 10-Q and 8-K. Other risks and uncertainties are described in the Registration Statement on Form S-4 of CBS Outdoor Americas Inc. being filed with the SEC. There can be no assurance that we will be able to complete the exchange offer on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this news release. We intend these forward-looking statements to speak only as of the time of this release and do not undertake any obligation to update any forward-looking statements contained in this release as a result of new information or future events or developments.

About CBS Corporation

CBS Corporation (NYSE: CBS.A and CBS) is a mass media company that creates and distributes industry-leading content across a variety of platforms to audiences around the world. The Company has businesses with origins that date back to the dawn of the broadcasting age as well as new ventures that operate on the leading edge of media. CBS owns the most-watched television network in the U.S. and one of the world’s largest libraries of entertainment content, making its brand – “the Eye” – one of the most recognized in business. The Company’s operations span virtually every field of media and entertainment, including cable, publishing, radio, local TV, film, outdoor advertising, and interactive and socially responsible media. CBS’s businesses include CBS Television Network, The CW (a joint venture between CBS Corporation and Warner Bros. Entertainment), Showtime Networks, CBS Sports Network, TVGN (a joint venture between CBS Corporation and Lionsgate), Smithsonian Networks, Simon & Schuster, CBS Television Stations, CBS Radio, CBS Outdoor, CBS Television Studios, CBS Global Distribution Group (CBS Studios International and CBS Television Distribution), CBS Interactive, CBS Consumer Products, CBS Home Entertainment, CBS Films and CBS EcoMedia. For more information, go to www.cbscorporation.com.

About CBS Outdoor

CBS Outdoor Americas Inc. (NYSE: CBSO) is one of the largest lessors of advertising space on out-of-home advertising structures and sites across the U.S., Canada and Latin America. Our portfolio primarily consists of billboard displays, which are predominantly located in densely populated major metropolitan areas and along high-traffic expressways and major commuting routes. In addition, we have a number of exclusive multi-year contracts that allow us to operate advertising displays in municipal transit systems where our customers are able to reach millions of commuters on a daily basis. We have displays in all of the 25 largest markets in the U.S. and over 180 markets in the U.S., Canada and Latin America, including in some of the most heavily trafficked locations, such as the Bay Bridge in San Francisco, Sunset Boulevard in Los Angeles and Grand Central Station and Times Square in New York City. More information is available at www.cbsoutdoor.com.

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Press Contact:
Dana McClintock	212-975-1077	dlmcclintock@cbs.com
Shannon Jacobs	212-975-3161	SLJacobs@cbs.com

Investor Contact:
Adam Townsend	212-975-5292	adam.townsend@cbs.com
Greg Lundberg	212-297-6441	greg.lundberg@cbsoutdoor.com

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